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                                                                     EXHIBIT 4.8

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                               PULTE HOMES, INC.

                                    ISSUER,

                                      AND

                 BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION,
                                    TRUSTEE

                           -------------------------

                              INDENTURE SUPPLEMENT

                                       TO

                     INDENTURE DATED AS OF OCTOBER 24,1995

                           -------------------------


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                           DATED AS OF AUGUST 6, 2001



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         INDENTURE SUPPLEMENT, dated as of August 6, 2001 among PULTE HOMES,
INC. a Michigan corporation (the "Company"), located at 33 Bloomfield Hills Parkway, Suite 200, Bloomfield Hills, Michigan 48304, and Bank One Trust Company, National Association, an Illinois national banking corporation (the "Trustee "), PULTE HOME CORPORATION ("Pulte Home"), the homebuilding subsidiaries of Pulte Home set forth on the signature pages hereto, DEL WEBB CORPORATION ("Del Webb") and the homebuilding subsidiaries of Del Webb set forth on the signature pages hereto (Pulte Home, Del Webb and their respective subsidiaries set forth on the signature pages hereto, collectively, the "Guarantors").

                                    RECITALS

         The Company, and certain Guarantors have heretofore executed and delivered to the Trustee that certain Indenture, dated as of October 24, 1995 (hereinafter, the "Original Indenture" and, as amended by the Indenture Supplement dated as of August 27, 1997, the Indenture Supplement dated as of March 20, 1998, the Indenture Supplement dated as of January 31, 1999, two Indenture Supplements each dated as of April 3, 2000, the Indenture Supplement dated as of February 21, 2001, the Indenture Supplement dated July 31, 2001 and this Indenture Supplement, hereinafter the "Indenture"), pursuant to which one or more series of unsecured debentures, notes or other evidences of indebtedness of the Company (hereinafter, the "Securities") may be issued from time to time.

         Section 901(6) of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders to make provisions to establish the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Indenture.

         Pursuant to the terms of Section 901(6) of the Indenture, the Company desires to provide for the establishment of the form and terms of a new series of its Securities to be known as its 7[ ]% Senior Notes due 2011 (hereinafter, the "Notes").

         Pursuant to the terms of Section 901(7) of the Indenture, the parties desire to add (i) certain additional homebuilding subsidiaries in the United States of Pulte Home and (ii) Del Webb and all of its wholly-owned homebuilding subsidiaries in the United States as guarantors of the Guaranteed Obligations under the Indenture.

         Section 901(9) of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders to make provisions with respect to matters arising under the Indenture which do not adversely affect the interests of the Holders of the Securities of any series in any material respect.

         The Company has furnished the Trustee with (i) an Opinion of Counsel stating that the execution of this Indenture Supplement is authorized or permitted by the Indenture and (ii) a copy of the resolutions of its Board of Directors certified by its Secretary, pursuant to which this Indenture Supplement has been authorized.

         All things necessary to make this Indenture Supplement a valid agreement of the Company, the Guarantors and the Trustee and a valid amendment of and supplement to the Indenture have been done.


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         NOW, THEREFORE, THIS INDENTURE SUPPLEMENT WITNESSETH:

         For and in consideration of the premises and the purchase of the Notes by the Holders thereof, and for other consideration the adequacy and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                                   ARTICLE I

                                 DEFINED TERMS

         Section 1.01. Defined Terms. Except as otherwise expressly provided in this Indenture Supplement or in the form of Note attached as Exhibit A hereto or otherwise clearly required by the context hereof or thereof, all capitalized terms used and not defined in this Indenture Supplement that are defined in the Original Indenture shall have the meanings assigned to them in the Original Indenture. For all purposes of this Indenture Supplement:

         "Additional Interest" has the meaning set forth in Exhibit A hereto.

         "Certificated Note" has the meaning set forth in Section 2.04 hereof.

         "Closing Date" means August 6, 2001.

         "Commission" means the Securities and Exchange Commission or any successor thereto.

         "Depositary" means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, the clearing agency registered under the Exchange Act, specified for that purpose as contemplated by Section 301 or any successor clearing agency registered under the Exchange Act as contemplated by Section 305, and if at any time there is more than one such Person, "Depositary" as used with respect to the Securities of any series shall mean the Depositary with respect to the Securities of such series.

         "Exchange Notes" means any of the Exchange Securities (as defined in the Registration Rights Agreement).

         "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

         "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

         "Global Note" has the meaning set forth in Section 2.04 hereof.

         "Global Security" means a Security bearing the legend specified in
Section 204 evidencing all or part of a series of Securities, issued to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee. Unless otherwise specified, references to a permanent global security in this Indenture shall include any Global Security.

         "Global Securities Legend" has the meaning set forth in Exhibit A hereto.


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         "Initial Purchaser" has the meaning set forth in the Registration
Rights Agreement.

         "Institutional Accredited Investor" means an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

         "Notes" means any of the Securities of the series designated in the second paragraph of the recitals hereof and Section 2.01 hereof that are authenticated and delivered under the Indenture. For all purposes of the Indenture, the term "Notes" shall include the Notes initially issued on the Closing Date, any Exchange Notes issued in exchange for Notes pursuant to the Exchange Offer, any Private Exchange Notes issued in exchange for Notes pursuant to the Registration Rights Agreement, and any other Notes issued after the Closing Date under the Indenture. For purposes of the Indenture, all Notes (including, without limitation, the Exchange Notes and the Private Exchange Notes) shall vote together and otherwise constitute a single series of Securities under the Indenture.

         "Participant" means members of, or participants in, the Depositary.

         "Private Exchange Notes" means any of the Private Exchange Securities (as defined in the Registration Rights Agreement).

         "Prospectus" has the meaning set forth in the Registration Rights Agreement.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Registrable Securities" has the meaning set forth in the Registration Rights Agreement.

         "Registration Default" has the meaning set forth in Exhibit A hereto.

         "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of the date hereof, between the Company and Salomon Smith Barney Inc., for itself and as representative for the other parties named therein.

         "Registration Statement" has the meaning set forth in the Registration Rights Agreement.

         "Resale Restriction Termination Date" has the meaning set forth in Exhibit A hereto.

         "Restricted Note" means any Note except for (i) an Exchange Note issued pursuant to the Exchange Offer, (ii) a Note which has been sold or transferred pursuant to an effective Registration Statement pursuant to the Registration Rights Agreement, (iii) a Note from which the Securities Act Legend has been removed in accordance with the provisions of this Indenture Supplement, and (iv) a Note issued upon registration of transfer of, or in exchange for, Notes which are not Restricted Notes.

         "Rule 144" means Rule 144 under the Securities Act.

         "Rule 144A" means Rule 144A under the Securities Act.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.



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         "Securities Act Legend" has the meaning set forth in Exhibit A hereto.

         "Shelf Registration Statement" has the meaning set forth in the Registration Rights Agreement.

         "Transfer Certificate" has the meaning set forth in Section 5.03(a)(i) hereof.

         All references herein to Rule 144, Rule 144A or Rule 501 under the Securities Act, and all reference to any subsections or terms defined therein, shall in each case include all successor provisions thereto.

         The parties hereto acknowledge that certain terms are defined in both the Original Indenture and in this Indenture Supplement. The parties hereto hereby agree that, unless otherwise expressly stated or the context otherwise requires, any term which is defined in both the Original Indenture and in this Indenture Supplement, when used with respect to or in the certificates evidencing the Notes, shall have the meaning set forth in this Indenture Supplement.

                                   ARTICLE II

                               TERMS OF THE NOTES

         Section 2.01. Establishment of the Notes. There is hereby authorized and established a series of Securities designated the 7[ ]% Senior Notes due 2011, limited in aggregate principal amount to $500,000,000 (except as provided in Section 301(2) of the Original Indenture); provided that the Company may, without the consent of the Holders of the Outstanding Notes, "reopen" this series of Securities so as to increase the aggregate principal amount of Notes Outstanding in compliance with the procedures set forth in the Indenture, including Sections 301 and 303 thereof, so long as (i) any such additional Notes are issued prior to the first date on which any Registration Statement is filed with the Commission, (ii) any such additional Notes have the same tenor and terms (including, without limitation, rights to receive accrued and unpaid interest) as the Notes then Outstanding, (iii) appropriate provision is made by the Company so that any such additional Notes may be tendered for Exchange Notes pursuant to the Exchange Offer and, if applicable, registered pursuant to a Shelf Registration Statement in the same manner as the Notes originally issued on the Closing Date, and (iv) any such additional Notes are not treated as issued with original issue discount for U.S. federal income tax purposes.

         Section 2.02. Terms of the Notes. The Stated Maturity on which the principal of the Notes shall be due and payable shall be August 1, 2011.

         The principal of the Notes shall bear interest at the rate of 7[ ]% per annum (subject, in the case of Notes which are Registrable Securities, to increase upon the occurrence of any Registration Default as provided in the form of Note attached hereto as Exhibit A) from August 6, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually in arrears on August 1 and February 1 (each, an "Interest Payment Date") in each year, commencing February 1, 2002, to the Persons in whose names the Notes (or one or more Predecessor Securities) are registered at the close of business on July 15 or January 15 immediately preceding such Interest Payment Dates (each, a "Regular Record Date") regardless of whether such Regular Record Date is a Business Day. Any overdue



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principal of and premium, if any, on the Notes and any overdue installment of interest on the Notes shall, to the extent permitted by law, bear interest at the rate of 7[ ]% per annum (subject, in the case of Notes which are Registrable Securities, to increase upon the occurrence of any Registration Default as provided in the form of Note attached hereto as Exhibit A).

         Promptly following any increase in the interest rate on the Registrable Securities as the result of a Registration Default, the Company shall deliver an Officers' Certificate to the Trustee, notifying the Trustee of such Registration Default and setting forth the effective date of such increase in the interest rate on the Registrable Securities and the interest rate in effect on the Registrable Securities as a result of such Registration Default, and, in the event of any further increase in the interest rate on the Registrable Securities as the result of the continuance of a Registration Default, shall promptly deliver a similar Officers' Certificate to the Trustee. Any such increase in the interest rate on the Registrable Securities shall remain in effect until such time as all Registration Defaults have been cured or ceased to exist and the Company shall have delivered an Officers' Certificate to the Trustee to the effect that (i) all Registration Defaults have been cured or have ceased to exist and (ii) the date of such cessation or cure, whereupon the interest rate on the Registrable Securities shall cease to increase as of the date of such cessation or cure.

         Interest on the Notes shall be calculated on the basis of a 360-day year of twelve 30-day months.

         No additional amounts will be payable on any Notes held by a Person who is a non-United States citizen in respect of any tax, assessment or governmental charge withheld or deducted.

         The Borough of Manhattan, in the City of New York is hereby designated as a Place of Payment for the Notes; and the place where the principal of and premium, if any, and interest on the Notes shall be payable, where Notes may be surrendered for registration of transfer and exchange, and where notices and, if other than in the manner provided in Section 105 of the Original Indenture, demands to or upon the Company in respect of the Notes may be served, shall be the office or agency maintained by the Company for that purpose in the Borough of Manhattan, in the City of New York, which initially shall be the office of the Trustee located at c/o First Chicago Trust Company of New York, 14 Wall Street, 8th Floor - Window 2, New York, New York 10005, Attention: Corporate Trust Administration.

         The Notes are subject to redemption at the option of the Company as provided in the form of Note attached hereto as Exhibit A and in the Indenture. The Notes shall not have the benefit of a sinking fund.

         The Notes shall be subject to defeasance and covenant defeasance at the option of the Company as provided in Sections 1401, 1402 and 1403 of the Indenture; provided that, without limitation to the provisions of Sections 1401, 1402 and 1403 of the Original Indenture, the provisions of Section 308 and of
Article IV of this Indenture Supplement shall survive any such defeasance or covenant defeasance and remain in full force and effect.


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         The Notes shall have such other terms and provisions as are set forth in the form of Note attached hereto as Exhibit A (all of which incorporated by reference in and made a part of this Indenture Supplement as if set forth in full at this place).

         Section 2.03. Denominations. The Notes shall be issued in denominations of $100,000 and integral multiples of $1,000 in excess thereof; provided, however, that Exchange Notes shall be issued in denominations of $1,000 and integral multiples thereof.

         Section 2.04. Form. The Notes (including, without limitation, the Exchange Notes) shall be in substantially the form set forth in Exhibit A hereto, with such changes therein as may be authorized by any officer of the Company executing the Notes by manual or facsimile signature, such approval to be conclusively evidenced by the execution thereof by such officer.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.

         The Notes issued on the date hereof will be (i) offered and sold by the Company pursuant to the Purchase Agreement and (ii) resold initially only to QIBs in reliance on Rule 144A of the Securities Act. Such Notes may thereafter be transferred to, among others, QIBs and, except as set forth below, Institutional Accredited Investors in accordance with Rule 501 of Regulation D of the Securities Act.

         Notes initially offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in fully registered form without interest coupons ("Global Notes"). Global Notes shall also be issued on the date of this Supplemental Indenture to accommodate transfers of beneficial interests in the Notes to Institutional Accredited Investors subsequent to the initial distribution. Exchange Notes shall be issued initially in the form of one or more Global Notes. The initial Depositary for the Global Notes shall be The Depository Trust Company. The Global Notes shall be registered in the name of the Depositary or a nominee of the Depositary and deposited with the Trustee, as custodian for the Depositary. Notes may be issued in certificated form without interest coupons only to the extent provided by the Indenture and this Indenture Supplement ("Certificated Notes"). Except as provided in Section 5.03 of this Supplemental Indenture, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Certificated Notes.

         Anything herein to the contrary notwithstanding, if any Private Exchange Notes are issued, then such Private Exchange Notes shall be issued in denominations of $100,000 and integral multiples of $1,000 in excess thereof, shall provide for the payment of Additional Interest upon a Registration Default, and shall bear the Securities Act Legend until such time as any such Private Exchange Note shall cease to be a Restricted Note, in which case the Company will, at the request of the Holder, issue in exchange therefor or upon transfer thereof, an Exchange Note. Anything herein to the contrary notwithstanding, the Private Exchange Notes shall be issued as Global Notes or, if requested by any Holder thereof, as Certificated Notes.



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         Participants shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                                  ARTICLE III

                     APPLICATION OF AMENDMENTS TO INDENTURE

         Section 3.01. Amendment to Definition of "Bank Credit Facility" in the Original Indenture. The definition of "Bank Credit Facility" in Section 101 of the Original Indenture is hereby amended and restated as follows:

         "Bank Credit Facility" means, collectively, the (i) Credit Agreement, dated as of August 31, 2000, as amended, by and among Pulte Homes, Inc., material subsidiaries of Pulte Homes, Inc. as guarantors, Bank of America, N.A., as administrative agent, Bank One, N.A., as syndication agent, Comerica Bank, as co-agent, Banc of America Securities LLC, as arranger, and the other lenders named therein, and (ii) Credit Agreement, dated July 31, 2001, by and among Pulte Homes, Inc., material subsidiaries of Pulte Homes, Inc., as guarantors, Citicorp Real Estate, Inc., as administrative agent and lender, Bank One, NA, as syndication agent, Bank of America, N.A., as documentation agent, and the other lenders named therein and, in each case, any related documents (including, without limitation, any guarantees or security documents), as such agreements (and such related documents) may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time, including any agreement extending the maturity of or refinancing or refunding all or any portion of the Indebtedness or increasing the amount to be borrowed under such agreements or any successor agreement, whether or not by or among the same parties.

         Section 3.02. Amendment to Definition of "Restricted Subsidiary" in the Original Indenture. The definition of "Restricted Subsidiary" in Section 101 of the Original Indenture is hereby amended and restated as follows:

         "Restricted Subsidiary" means any Guarantor and any other of our subsidiaries as of the date of the Indenture and any successor to such Guarantor or subsidiary other than (i) First Heights Bank, Pulte Financial Companies, Inc., PMC, Pulte Diversified Companies, Inc. or North American Builders Indemnity Corporation; (ii) Del Webb Mortgage Corporation and (iii) any successor to any of the subsidiaries described in clauses (i) and (ii).

         Section 3.03. The following companies are hereby added as guarantors of the Guaranteed Obligations under the Indenture:



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                          DiVosta Building Corporation
                                PH1 Corporation
                                PH2 Corporation
                   Pulte Communities NJ, Limited Partnership
                         Pulte Homes of Michigan 1 L.P.
                     Pulte Homes of NJ, Limited Partnership
                         Pulte Homes of New York, Inc.
                     Pulte Homes of PA, Limited Partnership
                      Pulte Michigan Holdings Corporation
                          Pulte Michigan Services, LLC

                                   ARTICLE IV

                            ORIGINAL ISSUE OF NOTES

         Section 4.01. Notes. Notes in the aggregate principal amount of $500,000,000 may be executed by the Company and delivered to the Trustee for authentication and the Trustee shall thereupon authenticate and, on the Closing Date, deliver said Notes upon a Company Order without any further action by the Company.

         Section 4.02. Registration Rights Agreement. Holders of the Notes shall be entitled to the rights and benefits under the Registration Rights Agreement.

         Section 4.03. Exchange Notes. Exchange Notes and Private Exchange Notes may from time to time be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Exchange Notes or Private Exchange Notes, as the case may be, upon cancellation of an equal amount of Notes tendered for exchange pursuant to the Exchange Offer (in a case of the Exchange Notes) or pursuant to the Registration Rights Agreement (in the case of the Private Exchange Notes), upon a Company Order without any further action by the Company.

                                   ARTICLE V

                          SPECIAL TRANSFER PROVISIONS

         Section 5.01. Legend on Restricted Notes. (a) Each Note (including Global Notes) shall bear a Securities Act Legend until such time as such Note is exchanged for an Exchange Note (it being understood that the Exchange Notes shall not bear the Securities Act Legend) or sold pursuant to an effective Shelf Registration Statement pursuant to the Registration Rights Agreement; provided that upon the request made by the Holder of any Note bearing a Securities Act Legend from and after the Resale Restriction Termination Date with respect to such Note, the Company will execute and the Trustee will authenticate and deliver, in exchange for such Note, a new Note in like aggregate principal amount but not bearing the Securities Act Legend.

         (b) Each Note evidencing a Global Note offered and sold to QIBs pursuant to Rule 144A shall bear an additional legend in substantially the following form:



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         EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS
         NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

         Each Certificated Note shall bear the following additional legend:

         IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

     (c) Upon any sale or transfer of a Restricted Note that is a Certificated Note, the Registrar shall permit the Holder thereof to exchange such Restricted Note for a Certificated Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

     (d) After a transfer of any Restricted Note (including a Private Exchange
Note) during the period of the effectiveness of a Shelf Registration Statement with respect to such Restricted Note, all requirements pertaining to Securities Act Legend on such Restricted Notes shall cease to apply and the requirements that any Restricted Notes be issued in global form shall continue to apply.

     (e) Upon the consummation of an Exchange Offer with respect to any Restricted Notes pursuant to which Holders of such Restricted Notes are offered Exchange Notes in exchange for their Restricted Notes, all requirements pertaining to Restricted Notes that such Restricted Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Securities Act Legend shall be available to Holders that exchange such Restricted Notes in such Exchange Offer.

     (f) Upon the consummation of a private exchange with respect to any Restricted Notes pursuant to which Holders of such Restricted Notes are offered Private Exchange Notes in exchange for their Restricted Notes, all requirements pertaining to such Restricted Notes that such Restricted Notes be issued in global form shall continue to apply, and Private Exchange Notes in global form with the Securities Act Legend shall be available to Holders that exchange such Restricted Notes in such private exchange.

     Section 5.02. Transfer and Exchange.

     (a) Transfer and Exchange of Certificated Notes. When Certificated Notes are presented to the Registrar with a request:

         (i) to register the transfer of such Certificated Notes; or

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         (ii) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Notes surrendered for transfer or exchange:

              (A) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

              (B) are accompanied by the following additional information and documents, as applicable:

                   (x) if such Certificated Notes are being delivered to the
              Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Note); or

                   (y) if such Certificated Notes are being transferred to the
              Company, a certification to that effect (in the form set forth on the reverse side of the Note); or

              (C) if such Certificated Notes are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Notes Act or in reliance upon another exemption from the registration requirements of the Notes Act, (i) a certification to that effect (in the form set forth on the reverse side of the Note) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 5.02(d)(i) of this Indenture Supplement.

     (b) Restrictions on Transfer of a Certificated Note for a Beneficial Interest in a Global Note. A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Certificated Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

         (i) certification (in the form set forth on the reverse side of the Note) that such Certificated Note is being transferred (A) to a QIB in accordance with Rule 144A, or (B) to an Institutional Accredited Investor that has furnished to the Trustee a signed letter substantially in the form of Exhibit B; and

         (ii) written instructions directing the Trustee to make, or to direct the Trustee to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Note and cause, or direct the Trustee to cause, in accordance with the standing instructions and

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         procedures existing between the Depositary and the Trustee, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Certificated Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Certificated Note so canceled. If no Global Notes are then outstanding and the Global Note has not been previously exchanged for Certificated Notes pursuant to Section 5.03 of this Indenture Supplement, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Note in the appropriate principal amount.

         (c) Transfer and Exchange of Global Notes.

             (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Supplemental Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred. In the case of a transfer of a beneficial interest in a Global Note evidencing Notes held by QIBs for an interest in a Global Note evidencing Notes held by Institutional Accredited Investors, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.

             (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Note from which such interest is being transferred.

             (iii) Notwithstanding any other provisions of this Supplemental Indenture (other than the provisions set forth in Section 5.03 of this Indenture Supplement), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

             (iv) In the event that a Global Note is exchanged for Certificated Notes pursuant to Section 5.03 of this Indenture Supplement prior to the consummation of the Exchange Offer or the effectiveness of the Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 5.02 (including the certification requirements set forth on the reverse of the Notes intended to ensure that such transfers comply with Rule 144A or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

         (d) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Certificated Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the custodian for such Global Note) with respect to such Global Note, by the Trustee or the custodian, to reflect such reduction.

         (e) Obligations with Respect to Transfers and Exchanges of Notes.

             (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Certificated Notes and Global Notes at the Registrar's request.

             (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 906, 1107 and 1305 of the Indenture).

             (iii) Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

             (iv) The Company shall not be required to make and the Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed.

             (v) All Notes issued upon any transfer or exchange pursuant to the terms of this Supplemental Indenture shall evidence the same debt and shall be entitled to the same benefits under the Indenture as the Notes surrendered upon such transfer or exchange.

         (f) No Obligation of the Trustee.

             (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

             (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Supplemental Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         Section 5.03. Certificated Notes.

         (a) A Global Note deposited with the Depositary or with the Trustee as Trustee pursuant to Section 2.04 of this Supplemental Indenture shall be transferred to the beneficial owners thereof in the form of Certificated Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with
Section 305 and Section 5.02 of this Supplemental Indenture and (i) the Company notifies the Trustee that the Depositary is no longer willing or able to act as a depositary or clearing system for the Notes or the Depositary ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary or clearing system is not appointed by the Company within 90 days of such notice or cessation, (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes under the Indenture, or (iii) upon the occurrence and continuation of an Event of Default.

         (b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 5.03 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 5.03 shall be executed, authenticated and delivered only in denominations of $1,000 of principal amount and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Note in the form of a Certificated

Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided by Section 2.04 of this Supplemental Indenture, bear the Securities Act Legend.

         (c) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under the Indenture or the Notes.

         (d) In the event of the occurrence of any of the events specified in
Section 5.03(a)(i), (ii) or (iii) of this Supplemental Indenture, the Company will promptly make available to the Trustee a reasonable supply of Certificated Notes in fully registered form without interest coupons.

         Section 5.04. General. By its acceptance of any Note bearing the Securities Act Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in the Indenture and in such legend and agrees that it will transfer such Note only as provided in the Indenture.

         The Registrar shall retain, in accordance with its customary procedures, copies of all letters, notices and other written communications received pursuant to Section 5.03. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                   ARTICLE VI

                                 MISCELLANEOUS

         Section 6.01. Ratification. This Indenture Supplement shall be deemed part of the Indenture in the manner and to the extent herein provided. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provision thereof shall remain in full force and effect.

         Section 6.02. Counterparts. This Indenture Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.

         Section 6.03. The Trustee. The Trustee makes no representation as to the validity or sufficiency of this Indenture Supplement. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness.

         Section 6.04. Governing Law. This instrument shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture Supplement to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.



                                                PULTE HOMES, INC.

[SEAL]                                          By: /s/ John R. Stoller
                                                   -----------------------------
                                                   Name: John R. Stoller
                                                   Title: Senior Vice President

Attest:


By: /s/ Gregory M. Nelson
   --------------------------------
   Name:  Gregory M. Nelson
   Title: Asst. Secretary

                                                BANK ONE TRUST COMPANY, NATIONAL
                                                ASSOCIATION

[SEAL]                                          By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

Attest:


By:
   --------------------------------
   Name:
   Title:

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture Supplement to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                                PULTE HOMES, INC.

[SEAL]                                          By:
                                                   -----------------------------
                                                   Name:
                                                   Title:

Attest:


By:
   --------------------------------
   Name:
   Title:
                                                BANK ONE TRUST COMPANY, NATIONAL
                                                ASSOCIATION

[SEAL]                                          By: /s/ Jeffery L. Eubank
                                                   -----------------------------
                                                Name: Jeffery L. Eubank
                                                Title: Authorized Signer
Attest:



By: /s/ John J. Rothrock
   --------------------------------
   Name: John J. Rothrock
   Title: Authorized Signer

STATE OF MICHIGAN   )
                    :     ss.:
COUNTY OF OAKLAND   )

         On the 6th of August 2001, before me personally came John R. Stoller, to me known, who, being by me duly sworn, did depose and say that he is Sr. Vice President of PULTE HOMES, INC. one of the corporations described in and which executed the foregoing instrument; that he or she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he or she signed his or her name thereto by like authority.




                                                /s/ Nancy H. Gawthrop
                                              ----------------------------------
                                                        Notary Public
My notary expires: 10/09/2003





STATE OF ILLINOIS   )
                    :     ss.:
COUNTY OF COOK      )

         On the           of          2001, before me personally came
           , to me known, who being by me duly sworn, did depose and say that he
or she is                       of BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION,
one of the corporations described in and which executed the foregoing instrument; that he or she knows the seal of said corporation.; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he or she signed his or her name thereto by like authority.



                                              ----------------------------------
                                                        Notary Public

STATE OF MICHIGAN   )
                    :     ss.:
COUNTY OF           )

         On the          of          2001, before me personally came
          , to me known, who, being by me duly sworn, did depose and say that he
or she is                        of PULTE HOMES, INC. one of the corporations
described in and which executed the foregoing instrument; that he or she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he or she signed his or her name thereto by like authority.


                                              ----------------------------------
                                                        Notary Public

STATE OF OHIO       )
                    :     ss.:
COUNTY OF FRANKLIN  )

On the 6th of August, 2001, before me personally came Jeffery L. Eubank, to me known, who being by me duly sworn, did depose and say that he or she is Authorized Signer of BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, one of the corporations described in and which executed the foregoing instrument; that he or she knows the seal of said corporation.; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he or she signed his or her name thereto by like authority.


                                                /s/ Donna J. Parisi
                                              ----------------------------------
                                                        Notary Public

                                   DONNA J. PARISI Notary Public
                                   In and for the State of Ohio
                                   My Commission Expires Feb. 28, 2005
                                   My Commission is Recorded in Delaware County.

                                                                       EXHIBIT A

                                 [FORM OF NOTE]

         [Each Global Note shall bear a legend substantially in the form set forth in this paragraph and substantially in the form set forth in the next succeeding paragraph (collectively, the "Global Securities Legend"): Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

         [This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of the Depositary. This Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances.]

         [Unless and until a Note is exchanged for an Exchange Note or sold pursuant to an effective Registration Statement pursuant to the Registration Rights Agreement, the Global Notes and Certificated Notes shall bear a legend substantially to the effect set forth below in this paragraph (the "Securities Act Legend"), subject to removal of such legend as provided in Section 5.01 of the August 2001 Indenture Supplement referred to below: THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ("RULE 144A") UNDER THE SECURITIES ACT), (2) AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) OF THE SECURITIES ACT) AFTER THE ORIGINAL ISSUE DATE OF THE NOTES OR (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE") EXCEPT
(A) TO PULTE HOMES, INC., (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG

AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, IN EACH CASE TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES OF ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT PULTE HOMES, INC. AND THE TRUSTEE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.]

                               PULTE HOMES, INC.

                            _% SENIOR NOTES DUE 2011

                                                                $

                                                                CUSIP No.

No.

      [For inclusion in Certificated Notes -- Principal Amount $           ]

         PULTE HOMES, INC., a corporation. duly organized and existing under the laws of Michigan (herein called the "Company", which term includes any successor Person under the Indenture referred to below), for value received, hereby
promises to pay to                          , or registered assigns, the
principal sum [For inclusion in Certificated Notes -- of            Dollars
($       )] [For inclusion in Global Notes -- indicated on Schedule A hereto] on
             , 2001 and to pay interest thereon from            , 20  , or from
the most recent Interest Payment Date to which interest has been paid or duly
provided for, semi-annually in arrears on               and               in
each year, commencing on                , 200 , at the rate of   % per annum,
until the principal hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the same rate per annum on any overdue principal and premium, if any, and on any overdue installment of interest [To be deleted from Exchange Notes--; provided that the interest rate on this Security shall be subject to increase under the circumstances provided below]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular
Record Date for such interest, which shall be              or
(whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by United States dollar check mailed to the address of the Person entitled thereto as such address shall appear in the

Security Register or by wire transfer to an account maintained by the payee with a bank located in the United States.

         Payments of interest hereon with respect to any Interest Payment Date will include interest accrued to but excluding such Interest Payment Date. Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.

         [For inclusion in Global Notes -- This Security is a Global Security within the meaning of the Indenture and is registered in the name of the Depositary for this series of Securities or a nominee of the Depositary. Subject to the terms of the Indenture, beneficial interests in this Security shall be held through the book-entry facilities of the Depositary, and such beneficial interests shall be held in minimum denominations of [For inclusion in Global Notes other than Exchange Notes -- $100,000 and integral multiples of $1,000 in excess thereof [For inclusion in global Exchange Notes -- $1,000 and integral multiples thereof. As long as this Security is registered in the name of a Depositary or its nominee, the Company will make, or will cause the Trustee to make, payments of principal of and premium, if any, and interest on this Security by wire transfer of immediately available funds to such Depositary or its nominee. Notwithstanding the above, the final payment on this Security will be made only upon presentation and surrender of this Security at an office or agency maintained by the Company for that purpose in any Place of Payment for the Securities of this series.]

         [Delete for Exchange Notes - The Holder of this Security is entitled to the benefits of a Registration Rights Agreement (as such term is defined in the August 2001 Indenture Supplement referred to below). In the event that,

                   (i) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 120th day following the Closing Date, or

                   (ii) the Exchange Offer Registration Statement is not declared effective by the Commission on or prior to the 180th day following the Closing Date, or

                   (iii) the Exchange Offer is not consummated on or prior to the 30th day following the effective date of the Exchange Offer Registration Statement, or

                   (iv) if required pursuant to the Registration Rights Agreement, a Shelf Registration Statement is not filed with the Commission on or prior to (A) the 180th day following the Closing Date or (B) the 30th day after the filing obligation arises, whichever is later, or

                   (v) if required, a Shelf Registration Statement is not declared effective on or prior to the 210th day following the Closing Date (or, if a Shelf Registration Statement is required to be filed upon the request of Initial Purchaser, within 30 days after such request), or

                   (vi) a Shelf Registration Statement is declared effective by the Commission but such Shelf Registration Statement ceases to be effective or such Shelf Registration Statement or the Prospectus included therein ceases to be usable in connection with resales of Registrable Securities for any reason, except in accordance with
         Section 2(d)(iii) of the Registration Rights Agreement, or

                   (vii) the Exchange Offer Registration Statement is declared effective by the Commission but, if the Exchange Offer Registration Statement is being used in connection with the resale of Exchange Notes as contemplated by Section 3(h)(B) of the Registration Rights Agreement, the Exchange Offer Registration Statement ceases to be effective or the Exchange Offer Registration Statement or the Prospectus included therein ceases to be usable in connection with resales of Exchange Securities for any reason during the 180-day period referred to in Section 3(h)(B) of the Registration Rights Agreement (as such period may be extended pursuant to the last paragraph of Section 3 of the Registration Rights Agreement) and either (A) the aggregate number of days in any consecutive 365-day period for which the Exchange Offer Registration Statement or such Prospectus shall not be effective or usable exceeds 60 days, (B) the Exchange Offer Registration Statement or such Prospectus shall not be effective or usable for more than two periods (regardless of duration) in any consecutive 365-day period or (C) the Exchange Offer Registration Statement or the Prospectus shall not be effective or usable for a period of more than 30 consecutive days,

(each of the events referred to in clauses (i) through (vii) above being hereinafter called a "Registration Default"), the per annum interest rate borne by this Security, so long as this Security is a Registrable Security, shall be increased ("Additional Interest") by one-quarter of one percent (0.25%) per annum immediately following such 120-day period in the case of clause (i) above, immediately following such [180-day period in the case of clause (ii) above, immediately following such 30-day period in the case of clause (iii) above, immediately following any such 180-day period or 30-day period, whichever ends later, in the case of clause (iv) above, immediately following any such 210-day period or 30-day period, whichever ends first, in the case of clause (v) above, immediately following the 30th consecutive day or the 60th consecutive day in any consecutive 365-day period, whichever occurs first, that a Shelf Registration Statement shall not be effective or a Shelf Registration Statement or the Prospectus included therein shall not be usable as contemplated by clause
(vi) above, or immediately following the 60th day in any consecutive 365-day period, as of the first day of the third period in any consecutive 365-day period or immediately following the 30th consecutive day, whichever occurs first, that the Exchange Offer Registration Statement shall not be effective or the Exchange Offer Registration Statement or the Prospectus included therein shall not be usable as contemplated by clause (vii) above, which rate will be increased by an additional one-quarter of one percent (0.25%) per annum immediately following each 90-day period that any Additional Interest continues to accrue under any circumstances; provided that the aggregate increase in such annual interest rate may in no event exceed three quarters of one percent (0.75%) per annum. Upon the filing of the Exchange Offer Registration Statement after the 120-day period described in clause (i) above, the effectiveness of the Exchange Offer Registration Statement after the 180-day period described in clause (ii) above, the consummation of the Exchange Offer after the 30-day period described in clause (iii) above, the filing of the Shelf Registration Statement after the 180-day period or 30-day period day, as the case may be, described in clause (iv) above, the effectiveness of a Shelf Registration Statement after the 210-day period or 30-day period, as the case may be, described in clause (v) above, or the Shelf Registration Statement once again being effective or the Shelf Registration Statement and the Prospectus included therein becoming usable in connection with resales of Registrable Securities, as the case may be, in the case of clause
(vi) above, or the Exchange Offer Registration Statement once again becoming effective or the Exchange Offer Registration Statement and the Prospectus included therein becoming usable in connection with resales of Exchange Securities, as the case may be, in the case of clause (vii) thereof, such Additional Interest shall cease to accrue on the Registrable Securities from the date of such filing, effectiveness, consummation or resumption of effectiveness or usability, as the case may be, so long as no other Registration Default shall have occurred and shall be continuing at such time and the Company is otherwise in compliance with this paragraph; provided, however, that, if after any such Additional Interest ceases to accrue, one or more Registration Defaults shall again occur, such Additional Interest shall again begin to accrue pursuant to the foregoing provisions. Anything herein to the contrary notwithstanding, any Holder who was, at the time the Exchange Offer was pending and consummated, eligible to exchange, and did not validly tender, its Securities for Exchange Notes in the Exchange Offer will not be entitled to receive any Additional Interest. For purposes of clarity, the Company hereby acknowledges and agrees that, under current interpretations of law by the Commission, Initial Purchaser holding unsold allotments of Securities acquired from the Company is not eligible to participate in the Exchange Offer.]

         This Security is one of a duly authorized issue of securities of the Company (hereinafter called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of October 24, 1995 (as amended by the Indenture Supplement dated as of August 27, 1997, the Indenture Supplement dated as of March 20, 1998, the Indenture Supplement dated as of January 31, 1999, two Indenture Supplements each dated as of April 3, 2000, the Indenture Supplement dated as of February 21, 2001, the Indenture Supplement dated July 31, 2001 and the Indenture Supplement dated as of the date hereof (the "August 2001 Indenture Supplement (as so amended, the "Indenture")), each between the Company and Bank One Trust Company, National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $300,000,000; provided that the aggregate principal amount of the Securities of this series which may be outstanding may be increased by the Company upon the terms and subject to the conditions set forth in the August 2001 Indenture Supplement. The Securities of this series are issuable only in registered form, without coupons, in the denominations specified in the August 2001 Indenture Supplement. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         This Security will be redeemable, in whole or in part, from time to time at the option of the Company, on any date ("Redemption Date") at a redemption price equal to the greater of (a) 100% of their principal amount of this Security to be redeemed and (b) the present value of the Remaining Scheduled Payments (as hereinafter defined) of principal and interest thereon (exclusive of interest accrued to such Redemption Date) discounted to such Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as hereinafter defined) plus ___ basis points ( %), plus accrued and unpaid interest on the principal amount being redeemed to such Redemption Date; provided, however, that installments of interest on this Security that are due and payable on an Interest Payment Date falling on or prior to the relevant Redemption Date shall be payable to the Holders of this Security, registered as such at the close of business on the relevant Regular Record Date or Special Record Date, as the case may be, according to their terms and the provisions of the Indenture.

         If money sufficient to pay the redemption price of and accrued interest on this Security to be redeemed is deposited with the Trustee on or before the Redemption Date, on and after the Redemption Date interest will cease to accrue on this Security (or such portions thereof) called for redemption and this Security will cease to be outstanding.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of this Security to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining term of this Security.

         "Comparable Treasury Price" means, with respect to any Redemption Date,
(1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if such release (or any successor release) is not published or does to contain such price on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

         "Reference Treasury Dealer" means (A) Salomon Smith Barney Inc. or one of the other initial purchasers (or their respective affiliates which are Primary Treasury Dealers), and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), we will substitute therefor another Primary Treasury Dealer, and (B) any other Primary Treasury Dealer(s) selected by us.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of is principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such Redemption Date.

         "Remaining Scheduled Payments" means, with respect to this Security, the remaining scheduled payments of the principal thereof to be redeemed and interest thereon that would be due after the related Redemption Date but for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to this Security, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.

         "Treasury Rate" means, with respect to any Redemption Date the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

         Notice of any redemption by the Company will be mailed at least 60 days before any Redemption Date to the Trustee. If less than all the Securities of this series is to be redeemed at the option of the Company, the Trustee shall select the Securities to be redeemed in whole or in part by such method as the Trustee deems fair and appropriate as provided in the Indenture.

         This Security is not entitled to the benefit of a sinking fund or mandatory redemption provisions.

         If an Event of Default with respect to the Securities shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Securities. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Securities, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As set forth in, and subject to the provisions of, the Indenture, no Holder of any Security will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (or premium, if any) or interest on this Security on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         In the event of any Change in Control Triggering Event in respect of the Company occurring on or prior to maturity of the Securities, each Holder of Securities will have the right, at the Holder's option, subject to the terms of the Indenture, to require the Company to purchase all or any part (provided that the principal amount is $1,000 or an integral multiple thereof) of such Holder's Securities on the date that is 30 days after such Change in Control Triggering Event (the "Change in Control Purchase Date") at a cash price equal to the principal amount thereof plus accrued interest to the Change in Control Purchase Date.

         Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein. In the event of a conflict between the terms of this Note and the Registration Rights Agreement, the terms of the Registration Rights Agreement shall control.

         The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

         All terms used in this Security which are defined in the August 2001 Indenture Supplement shall have the meanings assigned to them in the August 2001 Indenture Supplement and all other terms used in this Security and defined elsewhere in the Indenture shall have the meanings assigned to them therein.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to below, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                        PULTE HOMES, INC.

[SEAL]                                  By
                                          ------------------------------------
                                          Name:
                                          Title:

Attest:


By:
   ----------------------------
   Name:
   Title:

Dated:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                        BANK ONE TRUST COMPANY, NATIONAL
                                        ASSOCIATION
                                          as Trustee

                                        By:
                                          ------------------------------------
                                                  Authorized Signature

                                 ABBREVIATIONS

         The following abbreviations, when used in the inscription above, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM    -     as tenants in common

         TEN ENT    -     as tenants by the entireties

         JT TEN     -     as joint tenants with right of survivorship and not as
                          tenants in common

         UNIF GIFT MIN ACT - _____________________ Custodian __________________
                                      (Cust)                         (Minor)

                                   under the Uniform Gifts to Minors Act

                                ________________________________________________
                                                     (State)

    Additional abbreviations may also be used though not in the above list.

          ____________________________________________________________

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned registered holder(s) hereby sell(s), assign(s) and transfer(s) unto _________________________________________________

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE __________
________________________________________________________________________________

________________________________________________________________________________
(Please Print or Typewrite Name and Address Including Postal Zip Code of
Assignee)

________________________________________________________________________________
the within Security and all rights thereunder, and hereby irrevocably constitute(s) and appoint(s)

________________________________________________________________________________
attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated: _____________

Signature Guaranteed:

                             __________________________   ______________________

NOTICE: The signature(s) to this assignment must correspond with the name(s) as written upon the within instrument in every particular, without alteration or enlargement or any change whatever. The signature(s) must be guaranteed by an eligible guarantor institution with membership in an approved signature guarantee "medallion" program pursuant to Commission Rule 17Ad-15.

                                   GUARANTEE

         For value received, each of the undersigned hereby irrevocably and unconditionally guarantees, jointly and severally, on a senior basis to the Holder of this Security and to the Trustee, on behalf of the Holder, (i) the due and punctual payment of the principal of, premium, if any, and interest on this Security, when and as the same shall become due and payable, whether at Stated Maturity, purchase upon Change in Control Triggering Event, by declaration of acceleration or otherwise, the due and punctual payment of interest on the overdue principal of, premium, if any, and interest, if any, on this Security, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holder of this Security or the Trustee all in accordance with the terms of this Security and the Indenture and (ii) in the case of any extension of time of payment or renewal of this Security or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity, purchase upon Change in Control Triggering Event, by declaration of acceleration or otherwise (the obligations in clauses (i) and (ii) hereof being the "Guaranteed Obligations"). This Guarantee will not be valid or obligatory for any purpose until the Trustee duly executes the certificate of authentication on the Security upon which this Guarantee is endorsed.

Dated:

                                        [LIST ALL GUARANTORS AND
                                             JURISDICTIONS OF
                                              INCORPORATION]


Attest:                                 By
       --------------------------------   --------------------------------------

                      [For inclusion in Restricted Notes]

               TRANSFER CERTIFICATE TO BE DELIVERED UPON EXCHANGE

                      OR REGISTRATION OF TRANSFER OF NOTES

                             Re: PULTE HOMES, INC.
                                 %Senior Notes due 2011 (the "Notes")

         Reference is hereby made to the Indenture dated as of October 24, 1995, as supplemented (the "Indenture"), between Bank One Trust Company, National Association, as trustee (the "Trustee"), and Pulte Homes, Inc. (the "Company"). Capitalized terms used but not defined in this Certificate shall have the meanings given to such terms in the Indenture.

         This Certificate relates to $______ principal amount of Notes (the "Specified Securities") held in (check applicable space) _____ book-entry or _____ definitive form by the undersigned (the "Transferor"). The Transferor (check one box below):

                  has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Note or Notes in definitive, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

                  has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

         In connection with any transfer of Specified Securities occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act"), the Transferor does hereby certify that such transfer is being made pursuant to an effective registration statement under the Securities Act of 1933 (as indicated by the applicable box checked below), or the transfer does not require registration under the Securities Act because (as indicated by the applicable box checked below):

         (a) The Specified Securities are being transferred pursuant to an effective registration statement under the Securities Act.

         (b) The Specified Securities are being acquired for the Transferor's own account, without transfer.

         (c)      The Specified Securities are being transferred to the Company.

         (d) The Specified Securities are being transferred in compliance with Rule 144A ("Rule 144A") under the Securities Act to a person the Transferor reasonably believes is a "qualified institutional buyer" (as defined in Rule 144A) (a "QIB") that is purchasing the Specified Securities for its own account or for the account of another QIB, in each case to whom notice has been given that the transfer is being made in reliance on Rule 144A.

         (e) The Specified Securities are being transferred to an institutional "accredited investor" (as defined in Rule 501
                  (a)(1), (2), (3) or (7) under the Securities Act) (an "Institutional Accredited Investor") purchasing for its own account or for the account of one or more other Institutional Accredited Investors over which it exercises sole investment discretion and that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee).

         (f) The Specified Securities are being transferred pursuant to another available exemption from the registration requirements of the Securities Act.

         Prior to the expiration of the period referred to in Rule 144(k), unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (e) or (f) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information satisfactory to the Company and the Trustee to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. This Certificate and the statements contained herein are made for the benefit of the Trustee, the Company and the Initial Purchasers, in the initial offering of the Notes.

                                        ________________________________________
                                              (Insert Name of Transferor)

                                        By: ____________________________________

Date:_____________________________

TO BE COMPLETED BY TRANSFEREE
IF (d) ABOVE IS CHECKED:

         The undersigned transferee represents and warrants that (i) it is a QIB (as defined above) and is aware that the Specified Securities (as defined above) are being transferred in reliance on Rule 144A (as defined above), (ii) the undersigned is acquiring the Specified Securities for its own account or for the account of one or more other QlBs over which it exercises sole investment discretion (in which latter case the undersigned has given notice to each such account that the Specified Securities are being transferred in reliance on Rule
144A) and (iii) this instrument has been executed on behalf of the undersigned transferee by one of its executive officers. The undersigned transferee acknowledges and agrees that the Specified Securities have not been registered under the Securities Act (as defined above), and may not be transferred except in accordance with the resale and other transfer restrictions set forth in the legend on the face thereof.

Dated:_____________________________      _______________________________________
                                               (Insert Name of Transferee)

                                         By:____________________________________
                                                     Executive Officer

                        [For inclusion in Global Notes]

                                   SCHEDULE A

         The initial principal amount of this Global Security is $________ The following increases or decreases in the principal amount of this Global Security have been made:


                      AMOUNT OF INCREASE      AMOUNT OF DECREASE        PRINCIPAL AMOUNT OF
                         IN PRINCIPAL            IN PRINCIPAL          THIS GLOBAL SECURITY        SIGNATURE OF
                        AMOUNT OF THIS          AMOUNT OF THIS            FOLLOWING SUCH            AUTHORIZED
  DATE MADE            GLOBAL SECURITY         GLOBAL SECURITY         DECREASE OR INCREASE     SIGNATORY OF TRUSTEE
--------------------------------------------------------------------------------------------------------------------
----------------    ---------------------   ---------------------    ------------------------  ---------------------

----------------    ---------------------   ---------------------    ------------------------  ---------------------

----------------    ---------------------   ---------------------    ------------------------  ---------------------

----------------    ---------------------   ---------------------    ------------------------  ---------------------

----------------    ---------------------   ---------------------    ------------------------  ---------------------

----------------    ---------------------   ---------------------    ------------------------  ---------------------

----------------    ---------------------   ---------------------    ------------------------  ---------------------

----------------    ---------------------   ---------------------    ------------------------  ---------------------

----------------    ---------------------   ---------------------    ------------------------  ---------------------

----------------    ---------------------   ---------------------    ------------------------  ---------------------

----------------    ---------------------   ---------------------    ------------------------  ---------------------

----------------    ---------------------   ---------------------    ------------------------  ---------------------

----------------    ---------------------   ---------------------    ------------------------  ---------------------

----------------    ---------------------   ---------------------    ------------------------  ---------------------

----------------    ---------------------   ---------------------    ------------------------  ---------------------

----------------    ---------------------   ---------------------    ------------------------  ---------------------

----------------    ---------------------   ---------------------    ------------------------  ---------------------

                                                                       EXHIBIT B

                           Form of Certificate to Be
                          Delivered in Connection with
                         Transfers of Restricted Notes
                        to Non-QIB Accredited Investors

                                                               ____________, ___

PULTE HOMES, INC.
c/o Bank One Trust Company, National Association
1 North State Street, 9th Floor
Chicago, Illinois 60602

                     Re: PULTE HOMES, INC. (the "Company")
                         % Senior Notes due 20 (the "Notes")

Dear Sirs:

         In connection with our proposed purchase of $_______ aggregate principal amount of the ___% Senior Notes due 20__ (the "Senior Notes") of PULTE HOMES, INC., a Michigan corporation ("PULTE"), we confirm that:

                  1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Senior Notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or other applicable securities law and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Senior Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  2. We understand and acknowledge that the Senior Notes have not been registered under the Securities Act or any other applicable securities law and may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities law, or pursuant to an exemption therefrom, or in a transaction not subject thereto, and in each case in compliance with the conditions for transfer set forth below. We agree on our own behalf and on behalf of any investor account for which we are purchasing Senior Notes to offer, sell or otherwise transfer such Senior Notes prior to (x) the date which is two years (or such shorter period of time as permitted by Rule 144(k) under the Securities Act) after the date of original issue of the Senior Notes or (y) such later date, if any, as may be required by applicable law (the "Resale Restriction Termination Date") only (a) to PULTE, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Senior Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a "Qualified Institutional Buyer" within the meaning of Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB, in each case to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) to an institutional "accredited investor" within the meaning of subparagraphs (a)(1),
(2), (3) or (7) of Rule 501 under the Securities Act that is acquiring the Senior Notes for its own account or for the account of such an institutional "accredited investor" for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state or other securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Senior Notes is proposed to be made pursuant to clause (d) or (e) above prior to the Resale Restriction Termination Date, the transferor shall (i) deliver to the trustee under the Indenture pursuant to which the Senior Notes are issued (the "Trustee") a letter from the transferee substantially in the form of this letter, which shall provide, among other things, that the transferee is an institutional "accredited investor" as defined in paragraph 1 of this letter and that it is acquiring such Senior Notes for investment purposes and not for distribution in violation of the Securities Act. We acknowledge that PULTE and the Trustee reserve the right prior to any offer, sale or other transfer of the Senior Notes pursuant to clauses (d) or (e) above prior to the Resale Restriction Termination Date to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to PULTE and the Trustee.

                  3. We are acquiring the Senior Notes purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

                  4. We confirm that neither PULTE nor any person acting on its behalf has offered to sell the Senior Notes by, and that we have not been made aware of the offering of the Senior Notes by, any form of general solicitation or general advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio.

                  5. You and the initial purchasers of the Senior Notes, as applicable, are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                                Very truly yours,


                                                --------------------------------
                                                        [PURCHASER]

                                                By:
                                                   -----------------------------
                                                      (Authorized Officer)

         Upon transfer, the Senior Notes would be registered in the name of the new owner as follows:

        NAME                    ADDRESS                 TAXPAYER ID NUMBER
     ----------              -------------           ------------------------







                                      B-3